UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

October 29, 2015
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
5301 Legacy Drive, Plano, Texas 75024

(Address of principal executive offices, including zip code)
(972) 673-7000

(Registrant’s telephone number including area code)
Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 29, 2015, Dr Pepper Snapple Group, Inc. ("DPS") entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein (the "Underwriting Agreement"), providing for the purchase and sale of an aggregate of $750 million of senior unsecured notes consisting of $500 million aggregate principal amount of its 3.400% Senior Notes due 2025 (the "2025 Notes") and $250 million aggregate principal amount of its 4.500% Senior Notes due 2045 (the "2045 Notes" and, together with the 2025 Notes, the "Notes") in an offering registered under the Securities Act of 1933, as amended (the "Securities Act"). At the time of issuance, the Notes will be guaranteed by all of our domestic subsidiaries (except one immaterial subsidiary associated with charitable purposes) (the "Subsidiary Guarantors"). Issuance and delivery of the Notes is expected to occur on November 9, 2015, subject to customary closing conditions, pursuant to the Indenture, dated as of December 15, 2009, between DPS and Wells Fargo Bank, N.A., as trustee (the "Trustee"), as supplemented by a Fifth Supplemental Indenture to be entered into among DPS, the Subsidiary Guarantors and the Trustee. DPS estimates that its net proceeds from the sale of the Notes will be approximately $740 million (after deducting underwriting discounts and offering expenses). DPS intends to use such net proceeds to retire at maturity its 2.900% Senior Notes due January 15, 2016 and any remaining proceeds for general corporate purposes, which may include share repurchases, capital expenditures, working capital, future acquisitions and investments. The Underwriting Agreement contains customary representations, warranties and agreements of DPS and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.
A copy of the Underwriting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Underwriting Agreement in this Item 1.01 is qualified entirely by the terms and conditions set forth in the Underwriting Agreement, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1
Underwriting Agreement dated October 29, 2015, among Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.
Date:	October 30, 2015
		By:	/s/ James L. Baldwin
			Name:	James L. Baldwin
			Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1
Underwriting Agreement dated October 29, 2015, among Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as joint book-running managers and on behalf of the other underwriters named therein, and Dr Pepper Snapple Group, Inc.